SECOND AMENDED(1) JOBS ACT / REGULATION A, AS AMENDED - OFFERING CIRCULAR(2)

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE
 MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.(3)

MID-HUDSON  REGION RURAL BROADBAND COMPANY, INC. (MHRRBC)
Issuing Company: Mid-Hudson Region Rural Broadband Company, Inc.
Issuer's Representative: Tony Ramos, President
1050 Connecticut Ave., NW
10th floor
Washington, D.C. 20036
202-321-7969
tramos@urbroadband.com

DATE OF OFFERING CIRCULAR: June 19, 2015. AMENDED: AUGUST 15, 2015 &
 SEPTEMBER 24, 2015

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC: UPON
 APPROVAL(4)

DESCRIPTION OF SECURITIES: $20,000,000.00 common/voting shares /
Tier 1 Regulation A

MATERIAL RISK: THE COMPANY HAS NO OPERATING HISTORY. SEE OTHER RISKS SHOWN
 IN THIS OFFERING CIRCULAR.

MITIGATION OF RISK FACTOR: THREE-DAY RIGHT OF WITHDRAWAL AFTER SIGNING OF
 SALES CONTRACT

UNDERWRITERS: none.

DISTRIBUTION SPREAD TABLE

Price to public:	$100 per share

Underwriting discounts and commissions*:	None

Proceeds to Issuer or to other persons per unit:	100% to Issuing company(5)

Termination date:	June 18, 2016

Total maximum securities offered:	200,000

Total minimum securities offered:	200,000


*Per Model B instructions, investors are advised as follows: as of the date of sales to the public, because this is a new rule under JOBS Act, the Issuer has not been able to locate any affiliates to whom commissions would be paid, and therefore, no cash or any other commissions would be paid as of that date. That said, the Issuer will seek such affiliates as they become known, and, upon the retainer of any, or of any underwriters or others who may sell these securities consistent with the new JOBS Act rules for this exempt offering, this Offering Circular will be amended, and, should it have been already provided to any potential or real investors, will be provided to them, and will also be posted on the Internet with this original Offering Circular at www.urbroadband.com. No finder's fees are offered without amending this Offering Circular.


Footnotes:
(1) All amendments made in response to the Commission's letters of July 24, 2015 & August 25, 2015.
(2)Expenses of this Offering Circular are borne exclusively by the Issuer.
(3) 17 CFR 230.253
(4) All sales to be concluded only in the District of Columbia.
(5) No shares offered on account of any securities holders.


TABLE OF CONTENTS - FORM 1-A, AS AMENDED BY NEW REG. A


TABLE OF CONTENTS..................................................i-xiv

ITEM 1. SUMMARY INFORMATION, RISK FACTORS AND DILUTION.............1-5

	A. SUMMARY INFORMATION........................................1

	B. RISK FACTORS...............................................1-3

	C. RISK MITIGATION FACTORS: ..................................3-4

	D. DILUTION...................................................4

	E. MATERIAL DISPARITIES.......................................4-5


ITEM 2 . PLAN OF DISTRIBUTION - ALL SALES TO LAND
 IN THE HANDS OF THE INVESTOR.....................................5-8

	A. UNDERWRITERS...............................................5

	B. DISCOUNTS AND COMMISSIONS..................................6


	C. PLAN OF DISTRIBUTION.......................................6

	D. NO SHARES OFFERED OR SOLD

ON ACCOUNT OF SECURITIES HOLDERS..................................7




										i


	E. NO RESTRICTIONS ON AMOUNT OF FUNDS RAISED UP
	TO REGULATION A LIMITS, AND THEREFORE, NO
	'RETURN OF FUNDS' ISSUE.......................................7-8

		1. NO UNDERWRITERS........................................7

		2. NO PAYMENT DELAYS......................................8


ITEM 3 . USE OF PROCEEDS TO ISSUER................................8-9

	A. INTENDED USE OF NET PROCEEDS...............................8

	B. STATEMENT AS TO USE OF ACTUAL PROCEEDS.....................8

	C. NO OTHER FUNDS TO BE USED..................................8

	D. NO PROCEEDS USED TO DISCHARGE INDEBTEDNESS.................9

	E. NO PROCEEDS TO BE USED TO ACQUIRE NON-PROJECT ASSETS.......9

	F. RESERVATION OF RIGHTS TO CHANGE USE OF PROCEEDS............9

	G. COMPLIANCE WITH 17 CFR 230.251, AS AMENDED.................10(6)


Footnotes:
(6) Added in this Amended Offering Circular.




										ii

ITEM 4. DESCRIPTION OF BUSINESS...................................10-15

	A. BUSINESS DONE AND INTENDED TO BE DONE......................10

	B. THE PRINCIPAL PRODUCTS PRODUCED AND SERVICES
	RENDERED AND THE PRINCIPAL MARKET FOR AND METHOD
	OF DISTRIBUTION OF SUCH PRODUCTS AND SERVICES.................10-11

	C. THE STATUS OF A PRODUCT OR SERVICE IF THE ISSUER
	HAS MADE PUBLIC INFORMATION ABOUT A NEW PRODUCT OR
	SERVICE WHICH WOULD REQUIRE THE INVESTMENT OF A
	MATERIAL AMOUNT OF THE ASSETS OF THE ISSUER OR
	IS OTHERWISE MATERIAL .........................................11

	D. THE ESTIMATED AMOUNT SPENT DURING THE LAST TWO
	FISCAL YEARS ON COMPANY-SPONSORED RESEARCH AND
	DEVELOPMENT ACTIVITIES DETERMINED IN ACCORDANCE
	WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES..................12

	E. THE ESTIMATED DOLLAR AMOUNT SPENT DURING EACH
	OF SUCH YEARS ON MATERIAL CUSTOMER-SPONSORED RESEARCH
	ACTIVITIES RELATING TO THE DEVELOPMENT OF NEW PRODUCTS,
	SERVICES OR TECHNIQUES OR THE IMPROVEMENT OF EXISTING
	PRODUCTS, SERVICES OR TECHNIQUES...............................12





										iii


	F. THE NUMBER OF PERSONS EMPLOYED BY THE ISSUER................12

	G. THE MATERIAL EFFECTS THAT COMPLIANCE WITH
	FEDERAL, STATE, AND LOCAL PROVISIONS WHICH HAVE
	BEEN ENACTED OR ADOPTED REGULATING THE DISCHARGE
	OF MATERIALS INTO THE ENVIRONMENT, MAY HAVE UPON
	THE CAPITAL EXPENDITURES, EARNINGS AND
	COMPETITIVE POSITION OF THE ISSUER AND ITS SUBSIDIARIES........13

	H. DISTINCTIVE OR SPECIAL CIRCUMSTANCES OF THE
	ISSUER'S OPERATIONS OR INDUSTRY WHICH MAY HAVE
	A MATERIAL IMPACT UPON THE ISSUER'S FUTURE
	FINANCIAL PERFORMANCE..........................................13-14

		1. DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS
		OR SUPPLIERS INCLUDING SUPPLIERS OF RAW
		MATERIALS OR FINANCING.....................................13

		2. EXISTENCE OF PROBABLE GOVERNMENTAL REGULATION...........13




										iv


		3. MATERIAL TERMS OF AND/OR EXPIRATION OF MATERIAL
		LABOR CONTRACTS, OR PATENTS, TRADEMARKS, LICENSES,
		FRANCHISES, CONCESSIONS OR ROYALTY AGREEMENTS..............13

		4. UNUSUAL COMPETITIVE CONDITIONS IN THE INDUSTRY
		AND ANTICIPATED RAW MATERIAL OR ENERGY SHORTAGES
		TO THE EXTENT MANAGEMENT MAY NOT BE ABLE TO SECURE
		A CONTINUING SOURCE OF SUPPLY..............................14


	I. THE ISSUER'S PLAN OF OPERATION FOR THE
	TWELVE MONTHS FOLLOWING COMMENCEMENT OF
	THE PROPOSED OFFERING..........................................14

	J. PROCEEDS FROM THE OFFERING TO PROJECT CASH
	REQUIREMENTS AND WHETHER, IN THE NEXT SIX
	MONTHS, IT WILL BE NECESSARY TO RAISE
	ADDITIONAL FUNDS...............................................14-15

	K. ANY ENGINEERING, MANAGEMENT, OR SIMILAR
	REPORTS WHICH HAVE BEEN PREPARED OR PROVIDED
	FOR EXTERNAL USE BY THE ISSUER OR UNDERWRITER
	OR BY A PRINCIPAL UNDERWRITER..................................15

	L. SEGMENT DATA................................................15




										v


ITEM 5. DESCRIPTION OF PROPERTY....................................16


ITEM 6 . DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES...17-22

	A. DIRECTORS...................................................17-18

	B. EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES................18

	C. FAMILY MEMBERS..............................................19

	D. BUSINESS EXPERIENCE.........................................19-22

	E. INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS....................22

		1. BANKRUPTCY OR STATE INSOLVENCY..........................22

		2. CRIMINAL PROCEEDINGS....................................22


ITEM 7. REMUNERATION OF DIRECTORS AND OFFICERS.....................22-23


	A. ANNUAL REMUNERATION ........................................22

	B. PROPOSED REMUNERATION PAYMENTS..............................23




										vi


ITEM 8. SECURITY OWNERSHIP OF MANAGEMENT AND
 CERTAIN SECURITYHOLDERS...........................................23

	A. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.............23

		1. BY THE THREE HIGHEST PAID PERSONS WHO
		ARE OFFICERS AND DIRECTORS OF THE ISSUER...................23

		2. ALL OFFICERS AS A GROUP ................................23

		3. EACH SHAREHOLDER WHO OWNS MORE THAN 10%
		OF ANY CLASS OF THE ISSUER'S SECURITIES,
		INCLUDING THOSE SHARES SUBJECT TO OUTSTANDING OPTIONS......23


	B. TABLE OF OWNERSHIP..........................................24

		1. PRE-OFFERING SHARES.....................................24(7)

		2. CONTROL VOTES...........................................24

		3. 10% voting shares.......................................24


	C. NON-VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.........25


	D. OPTIONS, WARRANTS AND RIGHTS................................25


Footnotes
(7) Amended as part of this Amended Offering Circular.




										vii


	E. PARENTS OF THE ISSUER, BASIS OF CONTROL,
	AND PERCENTAGE OF VOTING SECURITIES............................25

		1. PARENT..................................................25

		2. BASIS OF CONTROL........................................25

		3. PERCENTAGE OF OWNERSHIP.................................25


ITEM 9. INTEREST OF MANAGEMENT AND OTHERS
 IN CERTAIN TRANSACTIONS...........................................26-30


BRIEF DESCRIPTION OF ANY TRANSACTIONS DURING
 THE PREVIOUS TWO YEARS OR ANY PRESENTLY PROPOSED
 TRANSACTIONS, TO WHICH THE ISSUER OR ANY OF ITS
 SUBSIDIARIES WAS OR IS TO BE A PART, IN WHICH
 ANY OF THE FOLLOWING PERSONS HAD OR IS TO HAVE
 A DIRECT OR INDIRECT MATERIAL MATERIAL INTEREST,
 NAMING SUCH PERSON AND STATING HIS  RELATIONSHIP
 TO THE ISSUER, THE NATURE OF HIS INTEREST IN THE
 TRANSACTION, AND, WHERE PRACTICABLE, THE AMOUNT
 OF SUCH INTEREST..................................................26


	A. ANY DIRECTOR OR OFFICER OF THE ISSUER.......................26




										viii


	B. ANY NOMINEE FOR ELECTION AS A DIRECTOR......................26

	C. ANY PRINCIPAL SECURITYHOLDER NAMED IN
	ANSWER TO ITEM 8 A, ABOVE......................................26

	D. IF THE ISSUER WAS INCORPORATED OR
	ORGANIZED WITHIN THE PAST THREE YEARS,
	ANY PROMOTER OR ISSUER.........................................26

	E. ANY RELATIVE OR SPOUSE OF ANY OF THE
	FOREGOING PERSONS, OR ANY RELATIVE OF SUCH
	SPOUSE, WHO HAS THE SAME HOUSE AS SUCH PERSON
	OR WHO IS A DIRECTOR OR OFFICER OF ANY PARENT
	OR SUBSIDIARY OF THE ISSUER....................................27

	F. MATERIAL TRANSACTIONS INVOLVING BANK DEPOSITORY
	OF FUNDS, TRANSFER AGENT REGISTRAR, TRUSTEE UNDER
	A TRUST INDENTURE, OR SIMILAR SERVICES.........................27-28

	G. MATERIAL TRANSACTIONS OR A SERIES OF
	SIMILAR TRANSACTIONS, INCLUDING ALL PERIODIC
	INSTALLMENTS IN THE CASE OF ANY LEASE OR
	OTHER AGREEMENT PROVIDING FOR PERIODIC
	PAYMENTS OR INSTALLMENTS THAT DOES NOT
	EXCEED $50,000.00..............................................28




										ix


	H. WHERE THE INTEREST OF THE SPECIFIED PERSON
	ARISES SOLELY FROM THE OWNERSHIP OF
	SECURITIES OF THE ISSUER AND THE SPECIFIED
	PERSON RECEIVES NO EXTRA OR SPECIAL BENEFIT
	NOT SHARED ON A PRO-RATA BASIS BY ALL OF
	THE HOLDERS OF SECURITIES OF THE CLASS.........................28

	I. MATERIAL INDIRECT RELATIONSHIPS ............................28-30

		1. FROM SUCH PERSON'S POSITION AS A DIRECTOR
		OF ANOTHER CORPORATION OR ORGANIZATION (OTHER
		THAN A PARTNERSHIP) WHICH IS A A PARTY TO THE
		TRANSACTION................................................28

		2. FROM THE DIRECT OR INDIRECT OWNERSHIP BY SUCH
		PERSON AND ALL OTHER PERSONS SPECIFIED HEREIN IN
		THE AGGREGATE, OF LESS THAN 10 PERCENT OF EQUITY
		INTEREST IN ANOTHER PERSON (OTHER THAN A
		PARTNERSHIP) WHICH IS A PARTY TO THE TRANSACTION...........28




										x


		3 WHERE THE INTEREST OF SUCH PERSON ARISES
		SOLELY FROM THE HOLDING OF AN EQUITY INTEREST
		(INCLUDING A LIMITED PARTNERSHIP INTEREST BUT
		EXCLUDING A GENERAL PARTNERSHIP INTEREST) OR
		A CREDITOR INTEREST IN ANOTHER TRANSACTION WITH
		THE ISSUER OR ANY OF ITS SUBSIDIARIES AND THE
		TRANSACTION IS NOT MATERIAL TO SUCH OTHER PERSON...........29

		4. MATERIAL UNDERWRITING DISCOUNTS AND
		COMMISSIONS UPON THE SALE OF SECURITIES BY THE
		ISSUER WHERE ANY OF SPECIFIED PERSONS WAS OR
		IS A CONTROLLING PERSON, OR MEMBER, OF A FIRM
		WHICH WAS OR IS TO BE A PRINCIPAL UNDERWRITER..............29

		5. AS TO ANY TRANSACTION INVOLVING THE PURCHASE
		OR SALE OF ASSETS BY OR TO ANY ISSUER, OR ANY
		SUBSIDIARY, OTHERWISE THAN IN THE ORDINARY COURSE
		OF BUSINESS,




										xi


		   STATE THE COST OF THE ASSETS TO THE PURCHASER
		   AND, IF ACQUIRED BY THE SELLER WITHIN TWO
		   YEARS PRIOR TO THE TRANSACTION, THE COST
		   THEREOF TO THE SELLER...................................29

		6. MATERIAL TRANSACTIONS WHICH INVOLVE REMUNERATION
		FROM THE ISSUER OR ITS SUBSIDIARIES, DIRECTLY OR
		INDIRECTLY, TO ANY OF THE SPECIFIED PERSONS FOR
		SERVICES IN ANY CAPACITY UNLESS THE INTEREST OF
		SUCH PERSONS ARISES SOLELY FROM THE OWNERSHIP
		INDIVIDUALLY AND IN THE AGGREGATE OF LESS THAN 10
		PERCENT OF ANY CLASS OF EQUITY SECURITIES OF
		ANOTHER CORPORATION FURNISHING SERVICES TO THE
		ISSUER OR ITS SUBSIDIARIES.................................30


ITEM 10. SECURITIES BEING OFFERED..................................30-32

	A. CAPITAL STOCK...............................................30-31

		l. TITLE OF CLASS..........................................30

		2. DIVIDEND RIGHTS ........................................30




										xii


		3. VOTING RIGHTS ..........................................30

		4. LIQUIDATION RIGHTS......................................31

		5. PREEMPTIVE RIGHTS ......................................31

		6. CONVERSION RIGHTS ......................................31

		7. REDEMPTION PROVISIONS ..................................31

		8. SINKING FUND PROVISIONS ................................31

		9.  LIABILITY TO FURTHER CALLS OR TO
		ASSESSMENT BY THE ISSUER...................................31

	B. DEBT OR SECURITIES BEING OFFERED............................31

	C. WARRANTS, RIGHTS, OR CONVERTIBLE SECURITIES.................32

	D. BALANCE SHEET...............................................32

	E. STATEMENT OF INCOME, CASH FLOWS, AND
	OTHER STOCKHOLDER EQUITY.......................................32




										xiii


	F. FINANCIAL STATEMENTS OF BUSINESS
	ACQUIRED OR TO BE ACQUIRED.....................................32

	G. PRO FORMA FINANCIAL INFORMATION.............................32-33


CONCLUSION.........................................................34





























										xiv


ITEM 1. SUMMARY INFORMATION, RISK FACTORS, RISK MITIGATION FACTORS, DILUTION AND MATERIAL DISPARITIES



	A. Summary Information:

	This Regulation A opportunity is for what is called the 'interconnector' sector of the broadband infrastructure industry. This sector provides the system whereby broadband Internet access service (BIAS) providers, as currently defined by the FCC's new Open Internet rules, sell their retail services to customers. These are companies like Netflix, Hulu, Crackle, YouTube, Apple TV, as well as the traditional content providers, like Comcast and Time Warner Cable.


	This project is limited to unserved and underserved rural areas of the United States, and provides such 'interconnector' infrastructure for homes, businesses, and rural cities.


	B. Risk Factors:

		1. Statements of future forecasts, projections and expectations are
		not statements of returns on investment;

		2. Market penetration may not be immediate;

		3.  Zoning issues may delay the start of parts of the project;

		4. Attracting broadband providers to a carrier-neutral environment could result in initial limited user expansion;




										l


		5. Local government needs could accelerate adoption, at a short term
		financial loss;

		6. The Company has no operating history;

		7. Sales of shares will be restricted in accordance with Regulation A, as amended, effective June 19, 2015;

		8. Technology choice: the primary technology choice for this project
		is white space infrastructure technology. This technology was
		authorized by the U.S. Federal Communications Commission (FCC), in
		2012, and thus, there is limited data on a national rollout of this
		technology at the present time. This project would be among the first
		for a consumer-ready rollout of the technology infrastructure;

		9. There is an absence of profitable operations in recent periods;

		10. There is no current, defined method for determining market price
		for the service, as the service has, as of yet, not had a commercial
		rollout;












										2


		11. the project has not yet been completed and, accordingly; has no
		operating history. The company, therefore, has no operating history
		of earnings and its operations will be subject to all of the risks
		inherent in the establishment of a new business enterprise.
		Accordingly the success of the business is completely dependent upon
		financial, business, competitive, regulatory and other general
		factors affecting the rural broadband interconnector sector in
		general as well as prevailing economic conditions;(8)

		12. although, under Regulation A securities are unrestricted, there
		is, for this offering, no opportunity to achieve control securities;(9)


	C. Risk Mitigation Factors:

		l. 3-day right of withdrawal;(10)

		2. required pre-purchase in-person meeting in Washington, D.C. with
		Issuer's representative, and, upon signing confidentiality statement,
		additional proprietary project information provided;(11)

		3.right of rescission maintained under new JOBS Act rules;(12)


Footnotes:
(8) See, In Re Donald J. Trump Casino Securities Litigation - Taj Mahal Litigation, 7 F.3d 357 (3rd Cir. 1993)
(9) See, Section 3 (b) (2) (C ), SEC Rules, JOBS Act and Rule 405, SEC Rules
(10)See,Section 4A (a) (1) G) SEC Rules, JOBS Act
(11) All contracts to be concluded only in person with Issuer's representative in Washington, D.C. No sales or solicitations, except consistent with JOBS Act, conducted by any electronic means, or by the U.S. mail, or any other delivery service.
(12) See, Section 4A (c)  SEC Rules, JOBS Act





										3


		4. stock class: not restricted; (13)

		5. distribution: shares to land in the hands of the investor as of this offering.(14)


	D. Dilution:

	The dilution formula that is utilized is taken from the administrative code of the State of Florida. After a survey of various dilution calculations from industry, as well as research among different State Blue Sky laws, we found that Florida's formula, as specifically codified, offers the best transparency by which to calculate dilution.


	E . Material disparities:

	There is no material disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons as of the time of this offering circular, and there has been none in the past three years.

	Further, the Issuer's representative, and its officers and directors, which includes the Issuer's representative, do not anticipate any such material disparity, or discount.


Footnotes:
(13) See, footnote 5
(14) Thus, no secondary sellers, including underwriters or brokers or dealers, and therefore, no additional fees for this first offering. Subject to change upon amendment of this offering circular upon any new distribution plan, consistent with Regulation A rules governing this offering circular.



										4


	With respect to promoters and affiliated persons, because this Regulation A
	offering is based upon new rules, made effective on June 19, 2015, the
	Issuer's representative was unable to locate any such persons as of the
	effective offering date of this offering circular, which is also
	June 19, 2015. This being said, in the event such persons do begin to
	hold themselves out as promoters or affiliates, and are so qualified,
	the Issuer intends to utilize the services of such promoters and
	affiliates and will amend this Offering Circular, as required by the
	Regulation A rules, as amended, in a timely manner, or with withdraw
	same and file a new one, consistent with said rules.


ITEM 2. PLAN OF DISTRIBUTION - ALL SALES TO LAND IN THE HANDS OF THE INVESTOR


	A . Underwriters:

	For this initial filing, there is only a primary distribution, with all shares to land in the hands of the investor directly from the Issuer.

	There are no underwriters on this offering as of the potential date of first public sale, June 19, 2015. In the event, however, that underwriters do begin to take business under this new, amended Regulation A offering opportunity, the Issuer intends to seek out and retain such for this offering.

	In that event, and at that time, the Issuer intends to utilize the services of such underwriters and will amend this Offering Circular(15), as required by the Regulation A rules, as amended, in a timely manner, consistent with said rules.


Footnotes:
(15) Or, if required to, withdraw this one and re-file it with a secondary plan of distribution.



										5

    B . Discounts and commissions:

	There are no agreements for discounts and commissions as of the potential date of the first public sale, June 19, 2015, because there have been no promoters, underwriters or affiliates yet retained.

	In the event, however, that such persons are retained under this new, amended Regulation A offering opportunity, the Issuer intends to allow for such discounts and to pay to such persons such amounts as may be reasonable and allowed by the new rules for Regulation A, as well as by any such voluntary or required groups, organizations or agencies that may provide for regulation and licensing of said persons.

	In that event, and at that time, the Issuer will amend this Offering Circular, as required by the Regulation A rules, as amended, in a timely manner, or withdraw this one and file a new one, consistent with said rules.(16)


	C. Plan of distribution:

	As of the date of the filing of this first Regulation A offering circular for this project, such is limited to primary distribution only, with all shares landing in the hands of the investor directly from the Issuer and the Issuer's representative.

	As of the potential first offering sale date, and only upon successful upload to the SEC for registration, and if those two are not the same, upon the completion of the latter, there will be no secondary offering agreements, contracts, or any other relations with any persons or companies for other than primary sales.


Footnotes:
(16) Or, if required to, withdraw this one and re-file it with a secondary plan of distribution.



										6


	D. No shares offered or sold on account of securities holders:

	Consistent with Item 2. C, above, all shares will be sold upon issuance only from the Issuer and to land in the hands of the investor.

	E. No restrictions on amount of funds raised up to Regulation A limit, and therefore, no return of funds issue, no underwriters:

		1. no restrictions: all sales are primary in nature, and will land in
		the hands of the investor directly from the Issuer.

		There are no arrangements with any persons, by the Issuer, or the
		Issuer's representative for any return of funds(17), other than those
		as stated herein with respect to the 3-day right of withdrawal,(18)
		and except as to the Tier 1 funding cap of $20 million.(19)

		The existence of the Tier 1 funding cap, however, is not a
		restriction as to the return of any funds for this offering,(20) as
		any funds raised,(21) up to and including the funding cap limit, will
		be used for project implementation;


Footnotes:
(17) See, Rules 10b-9 [17 CFR 240.10b-9] and 15c2-4 [17 CFR 240.15c2-4] under the Securities Exchange Act of 1934, as made applicable by Form 1-A.
(18) See, footnote 8
(19)See, Section II. A. Final Rules, Regulation A, as amended:
https://drive.google.com/file/d/0BxfFvX3PZFjzY3M0YjBSRGFRREk/view?usp=sharing
(20) See, Section III. 3. a., Id.
(21) But see, Section III. 4. for any potential funding restrictions by any individual investors. Id.




										7


		2. No underwriters: as there are no underwriters, there will be no delay in payments.


ITEM 3. USE OF PROCEEDS TO ISSUER

	A. Intended use of net proceeds:

	All proceeds will be utilized to effectuate the implementation/install/operational activation of large scale rural broadband inter-connector infrastructure, utilizing, primarily, white space technology, with co-location for backhaul, as well as the integration of streaming video capability.


	B. Statement as to use of actual proceeds:

	All proceeds will be utilized to effectuate the implementation/install/operational activation of large scale rural broadband inter-connector infrastructure, utilizing, primarily, white space technology, with co-location for backhaul, as well as the integration of streaming video capability.

	All funds will be sufficient, consistent with budget scaling of the amount of investments, so as to accomplish project goals. For example, if X amount of funding is achieved, then Y amount, or sections, of a given project area can be fully built out and made operational.


	C. No other funds to be used:

	As of the effective date for new Regulation A, June 19, 2015, a JOBS Act sales contract under the Company's Form Reg. D notice filing was in effect, but funds had not yet been received. There are no other funds that would be used in conjunction with any proceeds.(22)


Footnotes:
(22) Where possible, however, proceeds may be used as collateral for project components, like hardware purchases, and also as security for project lines of credit for such hardware. Among the company goals is the establishment of a good business credit rating, and as such, such funds can, and will, contribute to the achievement of that goal.



										8


	D. No proceeds to be used to discharge indebtedness:

	The project carries no debt, and therefore, no proceeds would be used to discharge any indebtedness.

	E. No proceeds to be used to acquire non-project assets:

	With the exception of assets acquired in the ordinary course of business for the project, there will be no other use of the proceeds.


	F.  Reservation of right to change use of proceeds:

	The issuer reserves the right to change the use of proceeds provided that such reservation is due to certain contingencies which are adequately disclosed.

	For example, the project may require the purchase of small and insignificant tracts of real estate for the purposes of positioning hardware, or structures upon which to mount such hardware. Or, for co-location purposes, the project may require the long-term leasing of space on certain rooftops, again for the purposes of providing relay connector hardware to the project area.

	In all instances, however, the project plan is to avoid either the purchase of any real estate or the necessity of establishing such rooftop links. In other words, one of the primary project goals is to have access to broadband Internet service utility connections that are a part of the location of the sending radios, or in very close proximity to such. In this manner, significant costs of such real estate and other co-location items may be avoided, and thus, budget kept more efficient.



										9


	G. Compliance with 17 CFR 230.251(23), as amended:

	The Issuing company/applicant has no plans and no business plan, or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.


ITEM 4 . DESCRIPTION OF BUSINESS

	A. Business done and intended to be done:

	The project has consisted of the origination, organization, design and development of a large-scale rural interconnector infrastructure that will bring Internet service to unserved areas of rural America.

	Such business has been conducted over a period in excess of five years.

	The business to be done consists of utilizing the proceeds to implement, fulfill, and make operational, such infrastructure in a defined project area.


	B. The principal products produced and services rendered and the principal market for and method of distribution of such products and services:

	The principal 'product' produced consists of a consumer-ready 'kit' that brings full Internet service to the unserved areas of rural America. The Federal Communications Commission (FCC), for example, has identified 84,000 unserved census blocks in rural America.(24)


Footnotes:
(23) As amended, effective June 19, 2015.
(24) See, www.fcc.gov/encyclopedia/rural-broadband-experiments



										10


	The 'kit' concept was originated by the parent company(25) in order to create a defined, consumer-ready project plan that can be scaled from a small, to a massive project size, depending on funding.

	The principal 'service' that would be provided consists of the permanent operation of the 'kit' over the entire rural American landscape.(26)


	C. The status of a product or service, if the issuer has made public information about a new product or service which would require the investment of a material amount of the assets of the issuer or is otherwise material:

	The issuer has made 'public' the 'product' by making JOBS Act, Rule 506 notifications on the Internet. The principal 'service' is identified on the main project website, at www.urbroadband.com.

	Thus, there are no investment proceeds which would require such new information, and saving, therefore, the proceeds for use in project implementation.


	D. The estimated amount spent during each of the last two fiscal years on company-sponsored research and development activities determined in accordance with generally accepted accounting principles:

	The company has spent all of its time during the past six fiscal years on research and development activities.


Footnotes:
(25) Rural Broadband Company, Inc.
(26) A useful analogy is with the earlier implementation of rural electrification in the United States.



										11



	E. The estimated dollar amount spent during each of such years on material customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services or techniques:

	For largely proprietary reasons, the company has avoided such spending, and will continue to avoid such, for those same reasons. Further, both the FCC and th United States Department of Agriculture, among other Federal and State agencies, have extensive public information available on this issue.


	F. The number of persons employed by the issuer:

	For purposes of cost control, the Issuer maintains no staff of employees.

	All persons who are employed on the project are consultants and others with specialized knowledge, who work for themselves, or for outside companies.

	Further, the project anticipates little employment because most of the work to be performed, in terms of install and the like, must be done by the original equipment manufacturers (OEM), or by contractors employed by them for that purpose.

	This being said, a staff of customer support personnel, to relay messages for customer issues, will be retained upon funding.

	Further, a staff of computer-related personnel, for the purposes of media, social media, community outreach and the like will be maintained for the project.




										12


	G. The material effects that compliance with Federal, State and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, may have upon the capital expenditures, earnings and competitive position of the issuer and its subsidiaries:

	None.


	H. Distinctive or special characteristics of the issuer's operation or industry which may have a material impact upon the issuer's future financial performance:

		1. dependence on one or a few major customers or suppliers (including suppliers of raw materials or financing):

		none;


		2. existence of probable governmental regulation:

		the interconnector sector for broadband is not a part of the FCC's recent Open Internet rules. This said, to the extent that broadband Internet access service (BIAS) provider retailers will sell their services on our system, those providers will be regulated by the FCC;


		3. material terms of and/or expiration of material labor contracts or patents, trademarks, licenses, franchises, concessions or royalty agreements:

		none;






										13


		4. unusual competitive conditions in the industry, cyclicality of the
		industry and anticipated raw material or energy shortages to the
		extent management may not be able to secure a continuing source
		of supply:

		none.


	I. The issuer's plan of operation for the twelve months following the commencement of the proposed offering:

	Proceeds will be utilized, immediately, to achieve full implementation of the projects. All planning is in place, and there is, thus, nothing else to do other than proceed to installation and activation;


	J. Proceeds from the offering to project cash requirements and whether, in the next six months, it will be necessary to raise additional funds:

	Proceeds will be utilized in strict accordance with budget calculations and for install and activation.

	Accordingly, as the budget may be measured by the amount of any proceeds at any one given time, and then the project sector may be scaled accordingly, there would be no need to raise additional funds for that sector.

	For example, if the project raises an initial $600,000.00, then that amount would go towards the installation of one of the big sending radios, and 80 receiving radios in homes or offices. The only reason that the full 80 may not be installed at the outset would be the result of needing a higher capacity hardware install at the peering point. As these costs are generally known, and may be calculated, in fact, whether such additional capacity will be needed at any given sector would not be known until the install begins.



										14


	For example, a base station location that otherwise qualifies for the sending radio, on that has height and electricity and is not in an FCC-prohibited flight path, among other factors, may not have an Internet connection, or may have one, but the hardware is not sufficient to be able to handle the bandwidth that is needed. In this scenario, we would look for such a co-location, which would be nearby, and would make contract arrangements to put a sending radio onto that co-location area, to send the signal to the base station, where the 80-account radio will be mounted.

	All such calculations and variations of this theme have long been worked out, and are overcome at a price/budget point that would allow for the 80 customer accounts to be placed on the big radio.

	In terms of scaling, thus, if $6,000,000.00 were achieved, for example, the number of pieces of hardware would simply be multiplied to accommodate that funding award, and so forth.

	K. Any engineering, management or similar reports which have been prepared or provided for external use by the issuer or by a principal underwriter:

	None.


	L. Segment Data:

	None required.







										15


ITEM 5. DESCRIPTION OF PROPERTY


	The location and general character of the principal plants, and other materially important physical properties of the issuer and its subsidiaries. If any such property is not held in fee or is held subject to any major encumbrance, so state and briefly describe how held:

	To the greatest extent possible, the Issuer seeks to avoid owning any property in fee simple. Such expenses, often promoted by vendors of such components as cell. towers, have resulted, historically, in both unnecessary and unsustainable, and therefore, unprofitable results.

	By contrast, the projects specifically seek a 'light footprint,' wherever possible, to utilize existing assets of others, in order to create the 'kit' system that is the successful business plan.

	Put another way, the era of 'cable is coming to my farm any time now,' has largely ended. Further, the era of cell. towers for rural areas, has also largely ended. Those two self-limiting sectors never adjusted their business models to suit the needs of rural America, and have, accordingly, and for good and sound business reasons limited to their narrow function, abandoned the rural sector.

	This being said, the projects absolutely will rely on both fiber and cell towers as crucial location, or co-location peering points and thus, among the best starting points for any project is the location where the last fiber strand ends, or where the last cell. tower stands.

	In this regard, the projects will make every effort to avoid the ownership of property, because, those sectors already own their own assets. Where the base stations are needed, long term rental contracts with building owners, or silo owners, or others, will be made.




										16


ITEM 6 . DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES


		A. DIRECTORS

			Tony Ramos
			Age: 60
			Term of Service in Office: 2 years
			Procedure for selection: board vote


			Marc J. Hagemeier, M.A.
			Age: 52
			Term of Service in Office: 2 years
			Procedure for selection: board vote


			Eric W. Will, II
			Age: 67
			Term of Service in Office: 2 years
			Procedure for selection: board vote


			Harriet W. Grifo
			Age: 63
			Term of Service in Office: 2 years
			Procedure for selection: board vote




										17


			Gary Horowitz
			Age: 63
			Term of Service in Office: 2 years
			Procedure for selection: board vote



		B. EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

			Tony Ramos, President

			Marc J. Hagemeier, M.A., Vice President

			Eric W. Will, II, Secretary

			Harriet W. Grifo, Treasurer

			Anthony J. Castaldo, IT Architect

			Rex R. Helwig, Computer management consultant

			Gary Horowitz, Project Leader & Liaison

			Mark Bayliss, Broadband infrastructure, broadband Internet access
			service, streaming video, and FCC consultant




										18


		C. FAMILY MEMBERS

		There are no officers, directors or significant employees who have family members in any such corresponding position, or who have any controlling voting interest over such persons.



		D. BUSINESS EXPERIENCE

		Experience and principal occupations, employment and business experience:

			Tony Ramos

			Founding concept company and current company president, 2009.
			Leader. Third generation self-made entrepreneur. Member of the
			elite professional political sector in Washington, D.C. of
			originators of Congressional legislation. Veteran fundraiser.
			Member of the elite professional political sector in Washington,
			D.C., of originators of significant political policy/action
			campaigns. Writer and Issuer of JOBS Act offerings, filings and
			shares.




										19


			Marc J. Hagemeier, M.A.

			Company pioneer, 2009. Personal wealth member. Entrepreneur.
			Member of family-controlled conglomerate, of largest roadbed
			gravel infrastructure company in Germany. Significant advisor
			on matters of infrastructure and business. Accredited investor.
			Master of Arts degree.


			Eric W. Will, II

			Company pioneer, 2009. Founding member. Self-made entrepreneur.
			Work history with IBM. Venture capital organizer. Significant
			advisor on matters of business finance and financing, with a
			specialty in commercial lease financing. Accredited investor.


			Harriet W. Grifo

			Company pioneer, 2011. Rural library director, project liaison
			and community organizer. Lobbyist for libraries as community
			anchor institutions for expanded rural broadband.


			Anthony J. Castaldo

			Company pioneer, 2009. Designer of 52+ building dark fiber loop
			infrastructure for large, rural library system. Library computer
			manager, 20+ years. Technology expertise on infrastructure for
			our company, including white space technology, broadband service
			and connectivity, and wireless technology. Major designer of
			company philanthropy program, Lend-A-Gadget, to place tablets,
			like iPads, in rural libraries to check out like books.




										20


			Rex R. Helwig

			Company pioneer. Founding member, 2009. Project leader and
			liaison. Computer manager of large rural library system of 30+
			buildings. Technology expert with Mr. Castaldo on issues of
			broadband architecture, broadband service and implementation in
			rural settings.


			Gary Horowitz

			Company pioneer. Founding member, 2009. Leader. Project organizer
			and liaison, 'My First Car Club' broadband project - Greenfield
			Park, NY. New York State Police. Volunteer Firefighter.
			Commissioner, Ellenville Fire District (past Chief & Captain).
			Director of Personnel and Board Member, Ellenville Rescue Squad.
			Commissioner, Ulster County Medical Advisory Board. Commissioner,
			Ulster County Ambulance Association. Commissioner, Ellenville
			Zoning Board of Appeals. New York State Special Olympics
			Coordinator. Emergency EMT Instructor, Sullivan (County, NY)
			Community College. President, Save a Life Training Center.
			Instructor, New York State Police Academy. A.A. business
			administration.


			Mark E. Bayliss

			Company pioneer, 2010. Personal wealth member.  Broadband
			infrastructure, broadband Internet access service, streaming
			video, and FCC consultant. Co-owner, rural broadband Internet
			access service company. Venture capital veteran. Organizer and
			implementer of streaming video company, 2015, trading on the
			over-the-counter market. Writer of FCC policy and Executive
			Orders. FCC Committee member and Chair of FCC Committees.
			Accredited investor.




										21


			David J. Karre, M.B.A., M.L.S.

			Company pioneer. Founding member, 2009. Leader. Former Chief
			Executive Officer of large, rural library system in New York, 42
			libraries. Project organizer and leader for rural city
			'sidewalk Internet' company projects. Highly experienced local,
			State and Federal lobbyist. Veteran fundraiser. Master of
			Business Administration and Master of Library Science degrees.



		E. Involvement in certain legal proceedings

			1. Bankruptcy or State insolvency:

			None;


			2 . Criminal proceedings:

			None.



ITEM 7 . REMUNERATION OF DIRECTORS AND OFFICERS

	A. Annual remuneration:

	None.




										22


	B. Proposed remuneration payments:

	Until funding is achieved, the Board has forgone consideration of this issue. As members are financially self-sustaining, the position of the Board has been that the project comes first, and any remuneration later.



ITEM 8. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

	A. Voting securities and principal holders thereof:

		1. by the three highest paid persons who are are officers and directors of the Issuer:

		as discussed above, there is no current remuneration for any officers
		and directors;


		2. all officers as a group:

		same as above;


		3. each shareholder who owns more than 10% of any class of the issuer's securities, including those shares subject to outstanding options:

		same as above;




										23


	B. Table of ownership:

		1. Pre-offering shares:

		Consistent with the Amended Offering Statement(27), which is
		incorporated by reference into the Amended Offering Circular, those
		shareholders named therein all own shares in excess of 5% of shares
		owned before the offering, and will own their same respective
		percentages, according to the dilution formula, after the offering.

		Thus, in order to achieve a Regulation A funding offering of $20,000,000.00, the amount of 200,000 shares will be issued, and then an amount that, with the calculation of the dilution formula, will keep those shareholders at the same percentage before this offering.


		2. Control votes:

		There are no persons who hold or share any voting power either pre-offering, or post-offering;


		3. 10% voting shares:

		There are no persons who hold shares or the power to vote shares of
		10% or more of any shares other than direct owners of those shares.


Footnotes:
(27) This Amended Offering Circular was uploaded onto EDGAR at the same time as the applicant's reply letter to the Commission.




										24


		C. Non-voting securities and principal holders thereof:

		All shares are common/voting shares;


		D. Options, warrants, and rights:

		None.


		E. List all parents of the issuer, showing the basis of control and
		as to each parent the percentage of voting securities owned or other
		basis of control by its immediate parent, if any:

			1. Parent:

			Rural Broadband Company, Inc.;


			2. Basis of control:

			majority ownership of shares;


			3 . Percentage of shares:

			55%









										25


ITEM 9 . INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS


	Brief description of any transactions during the previous two years or any presently proposed transactions, to which the issuer or any of its subsidiaries was or is to be a party, in which any of the following persons had or is to have a direct or indirect material interest, naming such person and stating his relationship to the issuer, the nature of his interest in the transaction and, where practicable, the amount of such interest:

		A. Any director or officer of the issuer:

		with the exception of ownership of shares, and serving as officers and directors, none;


		B. Any nominee for election as a director:

		none;


		C. Any principal securityholder named in answer to Item 8 A., above:

		none;


		D. If the issuer was incorporated or organized within the past three
		years, any promoter of the issuer:

		The Issuer's representative, Tony Ramos, is also the Issuer of JOBS
		Act/Rule 506 securities, and notice of same was filed by the
		uploading of Form Regulation D onto EDGAR upon the opening of that
		opportunity, in September, 2013;




										26


		E. Any relative or spouse of any of the foregoing persons, or any
		relative of such spouse, who has the same house as such person or who
		is a director or officer of any parent or subsidiary of the issuer:

		none;


		F. Material transactions involving bank depositary of funds, transfer
		agent, registrar, trustee under a trust indenture, or similar
		services:

		Material transactions involving banks include security steps taken by
		the company with respect to co-signors on the accounts, as well as
		such steps taken to comply with rights of succession upon the death,
		disability or illness of one of the signers of the accounts. To this
		end, the company originated its 'Office of Financial Management,'
		with the sole purpose of appointing a trusted board member, and
		person of personal wealth, Marc J. Hagemeier, M.A., as having login,
		signing, and disbursement authority for the accounts upon such
		contingency as to any signers.

		Further, the board passed a resolution as to such transactions, to
		be implemented by November, 2015, that requires the board to replace
		the president and the office of the president as a signer on any
		accounts. This measure was also taken for security purposes, in
		order to avoid the president being placed in any coercive
		situations with respect to said accounts.

		Thus, the only 'transfer agent' would be Mr. Hagemeier.

		With the exception of the Issuer's representative, Mr. Ramos, there
		is no 'registrar' for any such material transactions.




										27


		There is no trustee under a trust indenture, or any other material transactions.

		There are no further 'similar services.'


		G. Material transactions or a series of similar transactions,
		including all periodic installments in the case of any lease or other
		agreement providing for periodic payments or installments that does
		not exceed $50,000:

		none;


		H. Where the interest of the specified person arises solely from the
		ownership of securities of the issuer and the specified person
		receives no extra or special benefit not shared on a pro-rata basis
		by all of the holders of securities of the class:

		none other than as to ownership of the shares and voting rights equal
		to all shareholders;


		I. Material indirect relationships:

		1. from such person's position as a director of another corporation
		or organization (other than a partnership) which is a party to the
		transaction:

		none;


		2. from the direct or indirect ownership by such person and all other
		persons specified in subparagraphs (1) through (5) above, in the
		aggregate, of less than a 10 percent equity interest in another
		person (other than a partnership) which is a party to the
		transaction:

		none;




										28


		3. where the interest of such person arises solely from the holding of
		an equity interest (including a limited partnership interest but
		excluding a general partnership interest) or a creditor interest in
		another person which is a party to the transaction with the issuer or
		any of its subsidiaries and the transaction is not material to such
		other person:

		none;


		4. material underwriting discounts and commissions upon the sale of
		securities by the issuer where any of the specified persons was or is
		to be a principal underwriter or is a controlling person, or member,
		of a firm which was or is to be a principal underwriter:

		none, however, as amended Regulation A is a new industry, the Issuer
		has yet been able to locate any such persons or companies who are
		taking such business.

		This said, the Issuer fully intends to engage such persons, once
		they begin to enter into this sector, and will, therefore, amend
		this subsection accordingly, or, if required by the rules, withdraw
		this Regulation A filing and file a new one;


		5. as to any transaction involving the purchase or sale of assets by
		or to any issuer or any subsidiary, otherwise than in the ordinary
		course of business, state the cost of the assets to the purchaser and,
		if acquired by the seller within two years prior to the transaction,
		the cost thereof to the seller:

		none;




										29


		6. material transactions which involve remuneration from the issuer or
		its subsidiaries, directly or indirectly, to any of the specified
		persons for services in any capacity unless the interest of such
		persons arises solely from the ownership individually and in the
		aggregate of less than 10 percent of any class of equity securities
		of another corporation furnishing the services to the issuer or its
		subsidiaries:

		none.



ITEM 10 . SECURITIES BEING OFFERED


	A. Capital stock:

		l. title of class:

		common;


		2. dividend rights:

		common to all;


		3. voting rights:

		common to all;




										30


		4. liquidation rights:

		common to all, subject to JOBS Act SEC rules on one-year resale restriction;


		5. preemptive rights:

		none;


		6. conversion rights:

		subject to JOBS Act SEC rules;


		7. redemption provisions:

		to company treasury only, and only upon approval of the board;


		8. sinking fund provisions:

		none;


		9. liability to further calls or to assessment by the issuer:

		none;


	B. debt securities are being offered:

	none;




										31


	C. warrants, rights, or convertible securities:

	none;


	D. Balance sheet: See, Exhibit of Financial Statements as uploaded with this Second Amended Offering Circular;


	E. Statements of income, cash flows, and other stockholder equity: See, Exhibit of Financial Statements as uploaded with this Second Amended Offering Circular;


	F. Financial Statements of Businesses Acquired or to be Acquired:

	not applicable;


	G. Pro Forma Financial Information:

	Pursuant to Section 3. c. Part III of Amendments to Regulation A: A Small Entity Compliance Guide, we provide the following additional information for both 2014 and 2015:

		l. underwriting agreements: none;

		2. charter and by-laws: added as an exhibit to the reply to the Commission's letter of August 25, 2015;

		3. instrument defining the rights of securityholders: as contained in the charter and bylaws;




										32


		4. subscription agreement: if by this is meant an exemplar of the contract to purchase shares, then such is attached. If not, then none;

		5. voting trust agreement: none;

		6. material contracts: none;

		7. plan of acquisition: none;

		8. reorganization: none;

		9. liquidation: none;

		10. succession: none;

		11. escrow agreements: none;

		12. consents: none;

		13. opinion regarding legality: to be provided only upon the
		Commission indicating that no further documents or responses are
		needed. No attorney will provide such a letter prior to such notice
		of compliance by the Commission;

		14. 'testing the waters' materials: none;

		15. appointment of agent for service of process: shown in item # 2,
		on this list;

		16. none other than those provided in the uploads for this non-public
		review process.




										33


CONCLUSION

Serious investors should first schedule an appointment with the Issuer's representative, Tony Ramos, at the company's office, in Washington, D.C.

Upon any meeting and further inquiry, and signing of a confidentiality statement, further project-specific information may be provided to such investors.


Mr. Ramos may be contacted at:

202-321-7969 or at tramos@urbroadband.com

Thank you.






















										34